UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 300, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Glu Mobile Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") between the Company and the investors party thereto (the "Investors"). Pursuant to the Purchase Agreement, the Company agreed to issue to the Investors in a private placement (i) an aggregate of 13,495,000 shares of the Company’s common stock (the "Shares") and (ii) warrants initially exercisable to purchase up to 6,747,500 shares of the Company’s common stock (the "Warrants"), for an aggregate offering price of approximately $13.5 million (the "Offering"). Each Warrant has an initial exercise price of $1.50 per share of common stock. The Warrants will be immediately exercisable following the closing of the Offering (the "Closing"), have a five-year term and provide for weighted-average anti-dilution protection in addition to customary adjustment for dividends, reorganization and other common stock events. If the Warrants are fully exercised in accordance with their terms, assuming no intervening adjustment, the Company will receive approximately $10.1 million in additional gross proceeds. The Investors include the following members of Glu’s board of directors and/or their affiliates: Greenway Capital (Matthew Drapkin), GGV Capital (Hany Nada) and New Enterprise Associates (A. Brooke Seawell).

In connection with the Offering, the Company has agreed to solicit stockholder approval of the Offering at a special meeting of stockholders to be held not later than September 30, 2010 (the "Special Meeting"). Certain of the Company’s stockholders, beneficially owning approximately 50.2% of the Company’s outstanding common stock as of June 15, 2010, have entered into Voting Agreements with the lead Investor (the "Voting Agreements") requiring them to vote their shares at the Special Meeting in favor of the Offering. The Company expects that the Closing would occur shortly after receipt of stockholder approval at the Special Meeting, subject to prior satisfaction of other customary conditions to closing.

In connection with the Offering, on the date of the Closing, the Company will also enter into a Registration Rights Agreement with the Investors (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, (i) the Company will agree to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") within 30 days of the Closing (the "Filing Deadline") to register the Shares and the shares of common stock issuable upon exercise of the Warrants (the "Warrant Shares"), and (ii) must get the Registration Statement declared effective by the SEC within 120 days of the Closing (the "Effectiveness Deadline"). In the event the Company does not file the Registration Statement on or before the Filing Deadline or have the Registration Statement declared effective by the SEC by the Effectiveness Deadline, the Company will be required to pay liquidated damages in an amount equal to 1.5% of the aggregate amount invested by each Investor for each 30-day period or pro rata portion thereof following the Filing Deadline or Effectiveness Deadline, as applicable, but not both. The warrants also provide for "net issue" or "cashless exercise" beginning six months following the Closing upon a failure to have the Registration Statement declared effective by the SEC by the Effectiveness Deadline or other circumstance preventing the shares from being freely sold to the public (other than allowed delays), pursuant to which the holder of a Warrant can effectively surrender all or a portion of the Warrant in exchange for shares of common stock with a value equal to the intrinsic value of the portion of the Warrant so surrendered.

The above descriptions of the Purchase Agreement, the Warrants, the Voting Agreements and the Registration Rights Agreement are qualified in their entirety by reference to the copies of these agreements which are filed as Exhibits 99.01, 4.01, 99.02 and 4.02, respectively, to this Form 8-K and incorporated herein by reference. In addition, the Company issued a press release on July 6, 2010 announcing the Offering, a copy of which is attached as Exhibit 99.03 to this Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the discussion of the transaction described in Item 1.01 above. All of the Shares, the Warrants and the Warrant Shares were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(2) and/or Regulation D, Rule 506 promulgated thereunder, as a transaction with accredited investors not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the transaction described in Item 1.01 above. As a condition of that transaction, on July 1, 2010, Richard Moran and Daniel Skaff, each a member of the Company’s Board of Directors, resigned from the Board effective July 2, 2010. For each of Mr. Moran and Mr. Skaff, the Board approved the immediate acceleration in full of the option to purchase 20,100 shares granted to him on June 3, 2010, and extended the period of time for him to exercise all or a portion of any vested option held by him until 90 days following the end of the term from which he has resigned (i.e., until 90 days following our 2011 and 2012 annual meeting of stockholders, respectively).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.01 Form of Warrant.
4.02 Form of Registration Rights Agreement.
99.01 Purchase Agreement, dated as of June 30, 2010, by and between the Company and the Investors.
99.02 Form of Voting Agreement.
99.03 Press Release dated July 6, 2010.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with obtaining stockholder approval at the Special Meeting for the issuance of the Shares, the Warrants and the Warrant Shares, the Company will prepare a proxy statement for its stockholders to be filed with the SEC. The proxy statement will contain information about the Company, the Offering and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC's website (http://www.sec.gov) or, without charge, from the Company's website at http://www.glu.com/investors or by directing such request to Glu Mobile Inc., 2207 Bridgepointe Parkway, Suite 300, San Mateo, California 94404, Attention: General Counsel and Secretary.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company's Annual Report on Form 10-K and proxy statement for its annual meeting previously filed with the SEC on March 31, 2010 and April 30, 2010, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

July 6, 2010	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.01	Form of Warrant
4.02	Form of Registration Rights Agreement
99.01	Purchase Agreement, dated as of June 30, 2010, by and between the Company and the Investors
99.02	Form of Voting Agreement
99.03	Press Release dated July 6, 2010